Exhibit 99.1

FOR IMMEDIATE RELEASE

M&T Bank Corporation Announces Common Stock Repurchase Program
BUFFALO, N.Y., March 30, 2026 -- M&T Bank Corporation ("M&T") (NYSE:MTB) announced that its Board of Directors authorized a share repurchase program to repurchase up to $5.0 billion of M&T common stock, $0.50 par value per share, on the open market or in privately negotiated transactions. The authorization replaces, and terminates effective March 30, 2026, the prior $4.0 billion share repurchase program authorized by the Board of Directors in January 2025.
The exact number of shares, timing for such repurchases, and the price and terms at and on which such repurchases are to be made will be at the discretion of M&T and subject to all applicable regulatory limitations.
About M&T Bank
M&T Bank Corporation is a financial holding company headquartered in Buffalo, New York. M&T's principal banking subsidiary, M&T Bank, provides banking products and services with a branch and ATM network spanning the eastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided in select markets in the U.S. and abroad by M&T's Wilmington Trust-affiliated companies and by M&T Bank. For more information on M&T Bank, visit www.mtb.com.

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Investor Contact:
Rajiv Ranjan
Steve Wendelboe (716) 842-5138

Media Contact:
Frank Lentini (929) 651-0447

Forward-Looking Statements. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement, including statements that are based on current expectations, estimates and projections about the M&T’s business, management’s beliefs, and assumptions made by management. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," or "potential," by future conditional verbs such as "will," "would," "should," "could," or "may," or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual actions, outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. M&T provides further detail regarding risks, uncertainties and other factors that could affect the outcome of forward-looking statements in its public filings, including the “risk factors” described in M&T’s Form 10-K for the year ended December 31, 2025, and subsequent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and M&T does not assume any duty, and does not undertake, to update forward-looking statements.

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